EXHIBIT 99.3

Exelon Way — 2004 September YTD Savings

	2004 Pre-tax O&M
	September YTD Savings
	2003	2004
($ in millions)
GAAP Operating and Maintenance Expense (O&M)	$3,362	$2,921
Operating Adjustments:
March 3 ComEd Global Settlement Agreement	(41)	—
2004 Financial Impact of Boston Generating (BG)	—	(57)
Investments in Synthetic Fuel Producing Facilities	—	(69)
Settlement Associated with the Storage of Spent Nuclear Fuel	—	42
Exelon Way Severance and Severance-related Charges	(167)	(53)
Impairment of Exelon Enterprises’ InfraSource Investment	(4)	—

Operating O&M	3,150	2,784
Exelon Way O&M Adjustments:
Remove Net Enterprises and BG (1)	(740)	(183)
Remove Nuclear Decommissioning Accretion Expense and Other SFAS 143 Adjustments (2)	(86)	(73)
Remove 2004 Incremental Impact of Sithe	—	(41)
Add AmerGen, net of Accretion and Severance (3)	268	—
Normalize Incremental Impact of Nuclear Outages	—	(48)
Add Payroll Taxes (4)	78	77

Exelon Way O&M	$2,670	$2,516

Year over Year Exelon Way O&M Savings		$154

Program-to-Date O&M Savings	Pre-tax	After-tax (5)
2003 Ramp-up	$163	$101
2004 September YTD	154	95

Total Exelon Way O&M Savings	$317	$196

(1) Excludes corporate costs that will remain within Exelon and is net of Intercompany impact. Enterprises excludes Exelon Energy in 2003; in 2004 Exelon Energy is included in Generation.

(2) Accretion expense and other SFAS 143 adjustments are non-cash expenses related to nuclear decommissioning and are not included in Exelon Way expenditures

(3) Normalize to 100% in 2003; in 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates

(4) Includes AmerGen and excludes Enterprises

(5)Tax rate is 38%

	2004 CapEx
	September YTD Savings
	2003	2004
GAAP Capital Expenditures (CapEx) (A)	$1,409	$1,295
Adjustments:
Include AmerGen CapEx	100	—
Exclude BG CapEx (incl. 2004 credit)	(5)	7
Settlement Associated with the Storage of Spent Nuclear Fuel	—	18

Adjusted CapEx	$1,504	$1,320

Year over Year CapEx Savings		$184

Program-to-Date Exelon Way CapEx Savings:
2003 Ramp-up		$67
2004 September YTD		184

Total Exelon Way CapEx Savings		$251

Total YTD Cash Savings thru September 2004
After-tax O&M		$95
CapEx		184

Total Exelon Way Cash Savings		$279

Total Program-to-Date Cash Savings
After-tax O&M		$196
CapEx		251

Total Exelon Way Cash Savings		$447

(A) Net of proceeds from liquidated damages for 2003

2003 Ramp-Up Exelon Way Savings

	2003 Pre-tax O&M
	Ramp-up Savings
	2002	2003
($ in millions)
GAAP Operating and Maintenance (O&M)	$4,345	$4,508
Operating Adjustments:
March 2003 ComEd Settlement Agreement	—	(41)
Severance	(10)	(256)
Enterprises goodwill impairment and impairments due to anticipated sales	—	(53)

Operating O&M	4,335	4,158
Exelon Way O&M Adjustments:
Remove Enterprises and Boston Generating (BG) (1)	(1,212)	(903)
Add incremental impact of Texas Plants	10	—
Remove nuclear decommissioning accretion expense and Other SFAS 143 Adjustments (2)	—	(118)
Add 2002 incremental impact of Exelon New England	50	—
Normalize incremental impact of nuclear outages	(24)	—
Add AmerGen, net of decommissioning accretion (3)	412	393
Add Payroll Taxes (4)	95	91

Exelon Way O&M	$3,666	$3,621

Exelon Way O&M Savings:
Difference between 2002 and 2003 Exelon Way O&M		$45
2003 inflationary impact (5)		107
Pension and post-retirement increase (6)		103

Calculated 2003 Savings		$255
Exclude savings from prior cost management initiatives (e.g., CMI)		(92)

Exelon Way O&M Savings — Pre-tax		$163

After-tax O&M Savings (7)		$101

(1) Excludes corporate costs that will remain within Exelon and is net of intercompany impact. Enterprises excludes Exelon Energy

(2) Accretion expense and other SFAS 143 adjustments are non-cash expenses related to nuclear decommissioning and are not included in Exelon Way expenditures

(3) Normalized to 100% of AmerGen in 2002 and 2003; in 2002 and 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates

(4) Includes AmerGen and excludes Enterprises

(5) 2002 base excluding pension and post-retirement expenses of $103m, inflated at 3%

(6) Pension and post-retirement expense increase

(7) Tax rate is 38%

	2003 Cap Ex
	Ramp-up Savings
	2002	2003
GAAP Capital Expenditures (CapEx) (A)	$2,150	$1,862
Adjustments:
Exclude net impact of Boston Generating (A)	—	20
Include AmerGen	155	171

Adjusted CapEx	$2,305	$2,053

Year-over-year CapEx Savings		$252

Exelon Way CapEx Savings:
Difference between 2002 and 2003 Exelon Way CapEx		$252
2003 inflationary impact (B)		69

Calculated 2003 Savings		$321
Exclude savings from prior cost management initiatives (e.g., CMI)		(254)

Exelon Way Savings - 2003 Ramp-up		$67

Total Ramp-up Cash Savings
After-tax O&M		$101
CapEx		67

Total Exelon Way Cash Savings		$168

(A) Net of proceeds from liquidated damages for 2003

(B) Inflation assumed at 3%